CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-261284 on Form S-3 and Registration Statement No. 333-251437 on Form S-8 of our report dated March 16, 2022, relating to the financial statements of Shift Technologies, Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2021.

/s/Deloitte & Touche LLP

San Francisco, California
March 16, 2022

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